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                                                                    EXHIBIT 21.1

             SUBSIDIARIES OF LEVIATHAN GAS PIPELINE PARTNERS, L.P.

                                                              JURISDICTION OF
NAME OF SUBSIDIARY                                             ORGANIZATION
------------------                                            ---------------
Leviathan Finance Corporation...............................     Delaware
Delos Offshore Company, L.L.C...............................     Delaware
Ewing Bank Gathering Company, L.L.C.........................     Delaware
Flextrend Development Company, L.L.C........................     Delaware
Green Canyon Pipe Line Company, L.L.C.......................     Delaware
Leviathan Finance Corporation...............................     Delaware
Leviathan Oil Transport Systems, L.L.C......................     Delaware
Manta Ray Gathering Company, L.L.C..........................     Delaware
Poseidon Pipeline Company, L.L.C............................     Delaware
Sailfish Pipeline Company, L.L.C............................     Delaware
Stingray Holding, L.L.C.....................................     Delaware
Transco Hydrocarbons Company, L.L.C.........................     Delaware
Texam Offshore Gas Transmission, L.L.C......................     Delaware
Transco Offshore Pipeline Company, L.L.C....................     Delaware
Tarpon Transmission Company.................................     Texas
Viosca Knoll Gathering Company..............................     Delaware
VK-Main Pass Gathering Company, L.L.C.......................     Delaware
VK Deepwater Gathering Company, L.L.C.......................     Delaware

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